UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10026 West San Juan Way Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720)  681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), on January 15, 2020, CPI Card Group Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) of Nasdaq’s determination to suspend trading of the Company’s common stock effective at the open of business on January 17, 2020 and file a Form 25 Notice of Delisting with the SEC to effect the removal of the Company’s common stock from listing on Nasdaq when all internal appeal periods have run due to the Company’s continued noncompliance with Nasdaq’s minimum $35 million market value of listed securities requirement, as set forth in Nasdaq Listing Rule 5550(b)(2).

On March 4, 2020, the Company received notice from Nasdaq that it will issue a public announcement on March 6, 2020 regarding the delisting of the Company’s common stock and its intention to file a Form 25 with the SEC thereafter to complete the delisting. Such notice and public announcement both indicated that the formal delisting of the Company’s common stock becomes effective ten days after the filing by Nasdaq of a Form 25 with the SEC. Nasdaq filed the Form 25 on March 9, 2020.

The Company’s common stock is currently quoted on the OTCQX® Best Market under the trading symbol “PMTS.” For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: March 13, 2020	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer